                           Registration No. 333-88026

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         Post-Effective Amendment No. 1
                                       to
                                    Form S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                        GENEREX BIOTECHNOLOGY CORPORATION
               (Exact name of issuer as specified in its charter)

                      Delaware                       82-0490211
                      --------                       ----------
           (State or other jurisdiction of        (I.R.S. Employer
            incorporation or organization)      Identification Number)

                          33 Harbour Square, Suite 202
                        Toronto, Ontario, Canada M5J 2G2
                                  416/364-2551
                    (Address of principal executive offices)

                                     Amended
                        Generex Biotechnology Corporation
                             2001 Stock Option Plan
                             ----------------------
                              (full title of plan)

        Anna E. Gluskin, Chairman, President and Chief Executive Officer
                          33 Harbour Square, Suite 202
                        Toronto, Ontario, Canada M5J 2G2
                     (Name and address of agent for service)

                                  416/364-2551
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                             Gary A. Miller, Esquire
                      Eckert Seamans Cherin & Mellott, LLC
                         1515 Market Street, Ninth Floor
                           Philadelphia, PA 19102-1909
                                  215/851-8400

                         CALCULATION OF REGISTRATION FEE

Title of                                        Proposed maximum       Proposed maximum      Amount of
Securities to              Amount to be         offering price         aggregate             registration
be registered              registered (1)       per share              offering price        fee
---------------------------------------------------------------------------------------------------------

Common Stock
$.001 par value            4,000,000            $1.68                  $6,720,000            $851.42

(1) This Amendment No. 1 to Registration Statement on Form S-8 covers an additional 4,000,000 shares of common stock of Generex Biotechnology Corporation which may be offered or sold pursuant to the Amended Generex Biotechnology Corporation 2001 Stock Option Plan (the "Plan"). In addition, pursuant to Rule 416(a) and (b) under the Securities Act of 1933, this Amendment No. 1 also covers an indeterminate number of additional shares that may become issuable under the Plan pursuant to anti-dilution and adjustment provisions thereof as a result of stock splits, stock dividends or similar transactions.

(2) Offering prices per share of the additional 4,000,000 shares authorized under the Plan are calculated pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based upon the average of the high and low prices of our common stock as reported on the Nasdaq Stock Market's SmallCap Market on February 10, 2004 ($1.68)

                                Explanatory Note

         This Amendment No. 1 to Registration Statement on Form S-8 is filed to register an additional 4,000,000 shares of our common stock for issuance upon the exercise of stock options that have been granted or may be granted under the Amended Generex Biotechnology Corporation 2001 Stock Option Plan (the "Plan"). The Plan was initially adopted by our Board of Directors May 4, 2001 and ratified by our shareholders on March 18, 2002. An amendment to the Plan increasing the number of shares of our common stock underlying stock options that may be granted pursuant to the Plan was ratified by our shareholders on November 4, 2003.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Amendment No. 1 to Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-88026) filed with the Securities and Exchange Commission on May 10, 2002 to the extent not inconsistent with this Amendment No. 1. The documents containing the information specified in Part I of Form S-8 (plan information, registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Amendment No. 1, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents heretofore filed with the Securities and Exchange Commission by Generex Biotechnology Corporation under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2003, filed with the Commission on October 29, 2003, as amended by a Form 10-K/A filed with the Commission on November 28, 2003.

         (2) The Company's Quarterly Report on Form 10-Q for the period ended October 31, 2003, filed with the Commission on December 15, 2003.

         (3) The Company's Current Report on Form 8-K filed with the Commission on February 3, 2004.

         (4) The Company's Current Report on Form 8-K filed with the Commission on January 6, 2004.

         (5) The Company's Current Report on Form 8-K filed with the Commission on August 15, 2003.

         (6) The Company's Current Report on Form 8-K filed with the Commission on September 9, 2003.

         (7) The Company's Preliminary Proxy Statement on Schedule 14A filed with the Commission on October 3, 2003 and amended October 7, 2003, and its Definitive Proxy Statement filed on October 14, 2003.

         (8) The Company's Preliminary Proxy Statement on Schedule 14A filed with the Commission on January 27, 2004.

         (9) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Amendment No. 1 and prior to the filing of a second post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

             Any statement contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Amendment No. 1 to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Amendment No. 1.

Item 8.  Exhibits.

     Exhibit
     Number    Description
     ------    -----------

     4.1       Amended Generex Biotechnology Corporation 2001 Stock Option
               Plan.

     5 Opinion of Eckert Seamans Cherin & Mellott, LLC regarding the legality of the securities being registered

     23.1.1    Consent of BDO Dunwoody, LLP, independent public accountants

     23.1.2    Consent of Deloitte & Touche LLP, independent public accountants

     23.1.3    Consent of Eckert Seamans Cherin & Mellott, LLC (included in
               Exhibit 5)


                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Generex certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, in her capacity as President, on the 12th day of February 2004.


                        GENEREX BIOTECHNOLOGY CORPORATION

                                           By:  /s/  Anna E Gluskin
                                                --------------------------
                                                Anna E. Gluskin, President

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:


Name                         Capacity in which signed                   Date
----                         ------------------------                   ----

/s/ Anna E. Gluskin          President, Chief Executive Officer         February 12, 2004
-------------------------    and Director
Anna E. Gluskin

/s/ Rose C. Perri            Secretary, Treasurer, Chief Operating      February 12, 2004
-------------------------    Officer, Acting CFO and Director
Rose C. Perri

/s/ Gerald Bernstein         Vice President and Director                February 12, 2004
-------------------------
Gerald Bernstein

/s/ John P. Barratt          Director                                   February 12, 2004
-------------------------
John P. Barratt

/s/ J. Michael Rosen         Director                                   February 12, 2004
-------------------------
J. Michael Rosen

/s/ Mindy Allport-Settle     Director                                   February 12, 2004
-------------------------
Mindy Allport-Settle

/s/ Slava Jarnitskii         Controller                                 February 12, 2004
-------------------------
Slava Jarnitskii

                        GENEREX BIOTECHNOLOGY CORPORATION

                                  EXHIBIT INDEX

     Exhibit
     Number    Description
     ------    -----------

     4.1       Amended Generex Biotechnology Corporation 2001 Stock Option Plan.

     5 Opinion of Eckert Seamans Cherin & Mellott, LLC regarding the legality of the securities being registered

     23.1.1    Consent of BDO Dunwoody, LLP, independent public accountants

     23.1.2    Consent of Deloitte & Touche LLP, independent public accountants

     23.1.3    Consent of Eckert Seamans Cherin & Mellott, LLC (included in
               Exhibit 5)